Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-185240 and 333-190963) and Form F-3 (No. 333-190965) of Stratasys Ltd. of our report dated March 3, 2015 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, that appears in this Form 20-F.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
  A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

March 3, 2015

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel,

  P.O Box 50005 Tel-Aviv 61500 Telephone: +972-3-7954555, Fax:+972-3-7954556, www.pwc.com/il

Kesselman & Kesselman is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity